Meritor CONTACTS:

Media Inquiries
Krista Sohm
(248) 435-7115
krista.sohm@meritor.com

or

Matthew Sherman / Matt Gross
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Investor Inquiries
Todd Chirillo
(248) 435-1571
todd.chirillo@meritor.com

AxleTech CONTACTS:

Media Inquiries
Cynthia Norris
(248) 822-7508
cynthia.norris@axletech.com

Meritor to Acquire AxleTech, Enhancing Growth Platform in
Off-Highway, Defense and Aftermarket Segments

Complementary Product Portfolio to Accelerate Global Sales and
Deliver Differentiated Value Proposition to Customers

TROY, Mich., May 8, 2019 – Meritor, Inc. (NYSE: MTOR) today announced that it has entered into an agreement with an affiliate of The Carlyle Group, a global investment firm, under which Meritor will acquire AxleTech for approximately $175 million in cash, adjusted for changes in working capital at closing and subject to regulatory approvals and customary closing conditions.

The transaction advances Meritor’s M2022 objectives to accelerate global sales and growth by leveraging the company’s core competencies to grow strategically in adjacent markets. The addition of AxleTech enhances Meritor’s growth platform, bringing a highly complementary global product portfolio across the off-highway, defense, specialty and aftermarket segments. AxleTech’s offerings include a full product line of independent suspensions, axles, braking solutions and drivetrain components. These capabilities will enable Meritor to offer global customers a wider array of differentiated products and solutions while further diversifying the company’s portfolio.

Headquartered in Troy, Michigan, AxleTech is a privately-held leading technology company that designs, engineers, manufactures, sells and services drivetrain systems and components, with a focus on off-highway applications. AxleTech generated $248 million in revenue in calendar year 2018.

“We are delighted to welcome AxleTech back to the Meritor family. The addition of AxleTech is a compelling value-creating opportunity to broaden our position in attractive, adjacent markets and advances our M2022 strategy," said Jay Craig, Meritor’s CEO and president. “Meritor’s technical expertise, operational excellence and proven track record will be a powerful platform to accelerate growth. Our product portfolios are highly complementary and we share a commitment to our people and customers. We look forward to realizing the full benefits of the transaction by serving as a premier supplier to our global customers and enhancing shareholder value.”

"AxleTech has positioned itself as a strong, advanced drivetrain solutions manufacturer in the off-highway and defense market segments. These solutions range from heavy-duty axles to new remanufacturing capabilities and electric powertrain systems for our global customer base,” said Bill Gryzenia, CEO, AxleTech. “Today marks an exciting chapter for AxleTech and reflects the collective efforts of our entire team. We believe that Meritor’s deep understanding of the business and best-in-class capabilities are a natural fit to support AxleTech’s next growth phase.”

Compelling Strategic and Financial Benefits:

Expands Customer Relationships and Enhances Growth. Meritor and AxleTech have complementary customer bases that will further diversify the company’s exposure in adjacent end-markets and enhance its ability to drive growth.

Substantial Synergy Opportunities. Meritor expects to realize more than $15 million in annual cost synergies by fiscal year 2022, through operating, productivity and manufacturing efficiencies. The combination of AxleTech’s offerings with Meritor’s on-highway leadership will position the company to accelerate growth and deliver an enhanced value proposition to new and existing global customers.

Financing

Meritor intends to finance the transaction with a combination of cash on hand and debt. Meritor does not expect the transaction to materially change the company’s net debt to adjusted EBITDA ratio for fiscal year 2019.

Closing

Upon completion of the transaction, AxleTech will operate within Meritor’s Aftermarket, Industrial and Trailer segment. The transaction is currently expected to close in the fourth fiscal quarter, subject to regulatory approvals and customary closing conditions.

Conference Call and Webcast

Meritor will host a conference call and webcast to discuss the transaction today at 8:30 a.m. ET. To participate, call (844) 412-1003 (within the United States) or (216) 562-0450 (international) at least 10 minutes prior to the start of the call. Please reference passcode 7689957 when registering. Investors can also listen to the conference call in real time or access a recording of the call for seven days after the event by visiting the investors page on meritor.com.

A replay of the call will be available starting at 11:30 a.m. ET on May 8, 2019 until 11:30 a.m. ET on May 15, 2019 by calling (855) 859-2056 (within the United States) or (404) 537-3406 for international calls. Please refer to replay passcode 7689957. To access the listen-only audio webcast, visit meritor.com and select the webcast link from the investors page.

About Meritor
Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 100-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Mich., United States, and is made up of approximately 8,600 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 19 countries. Meritor common stock is traded on the New York Stock Exchange under the ticker symbol MTOR. For important information, visit the company's website at http://www.meritor.com.

About AxleTech
AxleTech is a leading technology company that engineers, designs, manufactures, sells and services powertrain solutions for on- and off-highway heavy-duty commercial vehicles. With industrial roots established in 1919, the company’s approximately 700 worldwide employees drive the company to develop advanced powertrain systems, axles, brakes, components and aftermarket parts for global customers. Headquartered in Troy, Michigan, the company has locations in Oshkosh, Wisconsin; Chicago; Saint-Étienne, France; Osasco, Brazil; Pune, India; and Shanghai, China. For more information about AxleTech, please visit www.axletech.com.

Forward-Looking Statement

This release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reliance on major OEM customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on European markets or our European operations, or financing arrangements related thereto following the United Kingdom's decision to exit the European Union or, in the event one or more other countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to our joint ventures; rising costs of pension benefits; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; our ability to successfully consummate the acquisition of AxleTech; our ability to successfully integrate the products and technologies of Fabco Holdings, Inc., AA Gear Mfg., Inc. and AxleTech and future results of such acquisitions, including their generation of revenue and their being accretive; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle production in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any proceedings or related liabilities with respect to environmental, asbestos-related, or other matters, including those associated with the bankruptcy proceedings of Maremont Corporation and its subsidiaries, including the ability to obtain approval and consummation of the proposed plan of reorganization on the terms and timeline contemplated therein; possible changes in accounting rules; and other substantial costs, risks and uncertainties, including but not limited to those detailed in our Annual Report on Form 10-K for the year ended September 30, 2018, as amended and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as income (loss) from continuing operations before interest, income taxes, depreciation and amortization, non-controlling interests in consolidated joint ventures, loss on sale of receivables, restructuring expenses, asset impairment charges and other special items as determined by management. Net debt is defined as total debt less cash and cash equivalents.

Management believes adjusted EBITDA is useful to both management and investors in their analysis of the company's financial position and results of operations. In particular, adjusted EBITDA is a meaningful measure of performance to investors as it is commonly utilized to analyze financial performance in our industry, perform analytical comparisons, benchmark performance between periods and measure our performance against externally communicated targets.

Net debt over adjusted EBITDA is a specific financial measure in our current M2019 plan used to measure the company’s leverage in order to assist management in its assessment of appropriate allocation of capital.

Adjusted EBITDA should not be considered a substitute for the reported results prepared in accordance with GAAP and should not be considered as an alternative to net income as an indicator of our financial performance. Net debt should not be considered a substitute for total debt as reported on the balance sheet. These non-GAAP financial measures, as determined and presented by the company, may not be comparable to related or similarly titled measures reported by other companies.

RUN WITH THE BULL

Meritor to Acquire AxleTech

	About Meritor	About AxleTech
Employees	**8,600+** employees	**~700** employees
Revenue	**$4.2B** in revenue in fiscal year 2018	**$248M** in revenue in calendar year 2018
Products	**Leading global supplier** of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets	**Offers full product line** of independent suspensions, axles, braking solutions and drivetrain components with a focus on off-highway applications

Compelling Benefits:
Delivering an Enhanced Value Proposition to New & Existing Global Customers

- Advances Meritor's M2022 objectives to accelerate global sales and growth by leveraging the company's core competencies to grow strategically in adjacent markets
- Highly complementary global product portfolio and customer bases will further diversify Meritor's exposure and enhance its ability to drive growth
- Expands customer relationships and enables Meritor to offer global customers a wider array of differentiated products and solutions

Transaction Value

$175M in cash, subject to working capital adjustments at closing

Path to Completion

Currently expect to close the transaction in Meritor's fourth fiscal year quarter ended Sept. 30, 2019, subject to regulatory approvals and customary closing conditions

Operating Segment

AxleTech to operate within Meritor's Aftermarket, Industrial & Trailer segment

JAY CRAIG
CEO & President
Meritor

BILL GRYZENIA
CEO
AxleTech